Exhibit 10.5
MOUNTAIN DIGITAL, INC.
2021 EQUITY INCENTIVE PLAN STOCK OPTION AGREEMENT
Pursuant to the Mountain Digital, Inc. 2021 Equity Incentive Plan (the “Plan”), Mountain Digital, Inc. (the “Company”) has granted the individual (the “Participant”) whose name is set forth in the option grant summary tab (the “Grant Notice”) on the website to which this Stock Option Agreement (this “Option Agreement”) is associated the option (the “Option”) to purchase the number of Shares indicated in the Grant Notice at the exercise price per share set forth in the Grant Notice (the “Exercise Price”) on the terms and conditions set forth in the Plan and this Option Agreement.
1.    Plan Incorporated By Reference. Notwithstanding anything to the contrary anywhere else in this Option Agreement, the Option is subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference and which shall control in the event of any inconsistency between this Option Agreement and the Plan.
2.    Incentive Stock Option Designation. If designated in the Grant Notice as an Incentive Stock Option, the Option is intended to qualify as an Incentive Stock Option as defined in Code Section 422; provided, however, that to the extent that the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options (within the meaning of Code Section 422, but without regard to Code Section 422(d)), including the Option, are exercisable for the first time by the Participant during any calendar year (under the Plan and all other incentive stock option plans of the Company (or any “parent corporation” or “subsidiary corporation” thereof within the meaning of Code Sections 424(e) or 424(f), respectively)) exceeds $100,000, such options shall be treated as Non-Qualified Stock Options to the extent required by Code Section 422. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For purposes of these rules, the Fair Market Value of the Common Stock shall be determined as of the time the option with respect to such stock is granted.
3.    Exercise of Option.
(a)    Right to Exercise.
(i)    The Option shall become vested and exercisable cumulatively according to the vesting schedule set out in the Grant Notice, subject to the terms, conditions and limitations described therein. The Option shall vest based on the Participant’s continued status as a Service Provider through the applicable vesting date, unless otherwise determined by the Administrator.
(ii)    The Option may not be exercised for a fraction of a Share.
(iii)    In the event of the Participant’s death, Disability or other termination of the Participant’s status as a Service Provider, the exercisability of the Option shall be governed by Section 7 hereof.
(iv)    If the exercise of the Option following the termination of the Participant’s status as a Service Provider would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act or other applicable securities laws, then the Option shall terminate on the earlier of (i) the Expiration Date of the Option as set forth in the Grant Notice or (ii) the expiration of the three (3)-month period immediately following the post-termination period in which the exercise of the Option would be in violation of such securities laws.
(v)    In no event may the Option be exercised after the Expiration Date of the Option as set forth in the Grant Notice.

(b)    Method of Exercise. The Option shall be exercisable by written notice to the Company (in the form attached hereto as Exhibit A), or such other form as the Administrator may prescribe, which may be in electronic format (in any case, the “Exercise Notice”). The Exercise Notice shall state the number of Shares for which the Option is being exercised, and such other representations and agreements with respect to such Shares as may be required by the Company. The Exercise Notice shall be signed by the Participant and shall be delivered in person or by certified mail (or electronically if so determined by the Administrator) to the Secretary of the Company or such other authorized method or authorized representative of the Company as the Administrator may designate. The Exercise Notice shall be accompanied by, and the Option shall not be deemed exercise until, payment of the Exercise Price and any applicable withholding tax.
(c)    Applicable Law. No Shares shall be issued pursuant to the exercise of the Option unless such issuance and such exercise comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes, the Shares shall be considered transferred to the Participant on the date on which the Option is exercised with respect to such Shares.
4.    Participant Representations. If the Shares purchasable pursuant to the exercise of the Option have not been registered under the Securities Act, at the time the Option is exercised, the Participant shall, if required by the Company, concurrently with the exercise of all or any portion of the Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B, or such other form as the Administrator may prescribe, which may be in electronic format. In addition, the Company may require the Participant to make any further representations and warranties as may be necessary or desirable under any applicable law or regulation before allowing the Option to be exercised.
5.    Method of Payment. Payment of the Exercise Price shall be by cash or by check, payable to the order of the Company or, to the extent permitted by the Administrator, any of the other forms of payment described in Section 5(f) of the Plan.
6.    Restrictions on Exercise. The Option may not be exercised until the Plan has been approved by a majority of the stockholders of the Company entitled to vote. In addition, if the issuance of Shares upon such exercise or if the method of payment for such Shares would constitute a violation of any applicable federal or state securities or other law or regulation, then the Option may not be exercised.
7.    Termination of Service Relationship. Upon a termination of the Participant’s status as a Service Provider, the Option (to the extent then-vested) shall remain outstanding and exercisable for a period of three (3) months following such termination, provided, however, that notwithstanding the foregoing, (i) if the Participant’s status as a Service Provider is terminated for Cause at any time, the Option shall terminate and be forfeited in full as of the start of business on the date of the Participant’s termination for Cause, without regard to the Option’s vested status, and (ii) if the Participant’s status as a Service Provider is terminated due to the Participant’s death or Disability at any time, the Option (to the extent then-vested) shall remain outstanding and exercisable for a period of one year following such termination (and, in the case of the Participant’s death, shall be exercisable by the Participant’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance). Notwithstanding the foregoing, (x) in no event shall any portion of the Option vest following termination of the Participant’s status as a Service Provider, and (y) in no event shall any portion of the Option be exercisable after the Expiration Date stated above. If the Participant (or the Participant’s estate, as applicable) does not exercise the Option within the time specified herein following a termination of Service Provider status, the Option shall terminate.
8.    Non-Transferability of Option. Except as may be expressly determined by the Administrator in accordance with Section 9(a) of the Plan, the Option may not be transferred in any manner except by will or by the laws of descent or distribution and the Option may be exercised during the lifetime of the Participant only by the Participant. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

9.    Adjustments. The Participant acknowledges that the Option is subject to modification and termination in certain events as provided in this Option Agreement and Section 8 of the Plan.
10.    Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences in connection with the Option granted pursuant to the Plan and evidenced by this Option Agreement. The Participant represents that the Participant has consulted with any tax consultant(s) that the Participant deems advisable in connection with the Option and that the Participant is not relying on the Company for tax advice.
11.    Certain Incorporations. Without limiting the generality of any other provision hereof, Sections 9(a) (“Transferability”), 10(h) (“Lock-Up Period”) and 10(i) (“Right of First Refusal”) of the Plan are hereby expressly incorporated into this Option Agreement as if first set forth herein and applicable to the Option and any Shares issued upon the exercise thereof.
12.    No Effect on Service Provider Status. This Option Agreement is not an employment or service contract, and nothing contained in this Option Agreement, the Grant Notice or the Plan shall be deemed to create in any way whatsoever any obligation on the Participant’s part to continue as a Service Provider of the Company or any of its subsidiaries, or of the Company or any of its subsidiaries to continue the Participant’s Service Provider status (in any form) with the Company or any of its subsidiaries. The Company and/or any of its subsidiaries (as applicable) shall have the right, which is hereby expressly reserved, to terminate or change the Participant’s terms of employment or other service at any time for any reason whatsoever, with or without good cause, subject to the terms of any written agreement between the Participant and the Company or such subsidiary.
13.    Governing Law. This Option Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed by the laws of the State of Delaware, without giving effect to principles of conflicts of law.
14.    Severability. In the event that any provision in this Option Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Option Agreement, which shall remain in full force and effect.
15.    Amendments, Suspension and Termination. To the extent permitted by the Plan, this Option Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator.
16.    Notices. Any notice, demand or request required or permitted to be given by either the Company or the Participant pursuant to the terms of this Option Agreement shall be in writing and shall be deemed given and received: (i) upon delivery, if delivered in person or by e-mail, (ii) one business day after having been deposited for overnight delivery with Federal Express or another comparable overnight courier service, or (iii) three (3) business days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, addressed to the parties at the addresses of the parties set forth at the end of the Grant Notice or such other address as a party may request by notifying the other in writing.
17.    Successors and Assigns. The Company may assign any of its rights under this Option Agreement to single or multiple assignees, and this Option Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer contained herein, this Option Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.
18.    Cooperation. The Participant agrees, upon request, to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Option Agreement.
19.    Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Option Agreement.

20.    Entire Agreement. This Option Agreement sets forth the entire agreement between the parties with respect to the Option and merges all prior discussions between the parties. Notwithstanding anything to the contrary herein, and without limiting the foregoing, to the extent that the terms and conditions of this Option Agreement are inconsistent with any prior document, verbal discussion or agreement, in any case, between the Company or any affiliate thereof and the Participant relating to the Option, then the parties hereto acknowledge and agree that the terms and conditions of this Option Agreement shall control in all instances.
21.    Acknowledgement. The Participant has reviewed this Option Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of this Option Agreement.

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EXHIBIT A
MOUNTAIN DIGITAL, INC.
2021 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

Mountain Digital, Inc.
Attention: Stock Administration
1.    Exercise of Option. Effective as of today, [ ⬤ ], 20[ ⬤ ], the undersigned (the “Participant”) hereby elects to exercise the Participant’s option to purchase [ ⬤ ] shares of the Common Stock (the “Shares”) of Mountain Digital, Inc., a Delaware corporation (the “Company”), under and pursuant to the Company’s 2021 Equity Incentive Plan (as amended from time to time, the “Plan”) and the Stock Option Agreement dated [ ⬤ ], 20[ ⬤ ] (the “Option Agreement”). Capitalized terms used herein without definition shall have the meanings given in the Option Agreement.

Date of Grant:
Number of Shares as to which Option is Exercised:
Exercise Price per Share:
Total Exercise Price:
Certificate to be issued in name of:
Cash Payment delivered herewith:
Other form of consideration delivered herewith (only if approved by the Administrator):	Form of Consideration:

Type of Option:    ◻ Incentive Stock Option    ◻ Non-Qualified Stock Option

2.    Representations of the Participant. The Participant acknowledges that the Participant has received, read and understood the Plan and the Option Agreement. The Participant agrees to abide by and be bound by their terms and conditions.
3.    Rights as Stockholder. Until the Participant becomes the record holder of the Shares purchased pursuant to the exercise of the Option (as evidenced by the appropriate entry on the books of the Company or delivery of the certificate evidencing such Shares to the Participant), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to the Option, notwithstanding the exercise of the Option. The Company shall record the Participant as the record holder of such Shares in its books and records and/or issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued and/or the Participant is entered as the record holder in the Company’s books and records (as applicable), except as provided in Section 8 of the Plan. The Participant shall enjoy rights as a stockholder until such time as the Participant disposes of the Shares, subject to Section 4 below.
4.    The Participant’s Rights to Transfer Shares. Without limiting the generality of any other provision hereof, the Participant hereby expressly acknowledges that Sections 9(a) (“Transferability”), 10(h) (“Lock-Up Period”)

and 10(i) (“Right of First Refusal”) of the Plan are expressly incorporated into this Agreement and are applicable to the Shares acquired by the Participant pursuant to this Exercise Notice.
5.    Transfer Restrictions. Any transfer or sale of the Shares is further subject to restrictions on transfer imposed by any applicable state and federal securities laws. Any transfer or attempted transfer of any of the Shares not in accordance with the terms of this Agreement, and/or applicable law shall be void and the Company may enforce the terms of this Agreement by stop transfer instructions or similar actions by the Company and its agents or designees.
6.    Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences as a result of the Participant’s purchase or disposition of the Shares. The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the purchase or disposition of the Shares and that the Participant is not relying on the Company for any tax advice.
7.    Restrictive Legends and Stop-Transfer Orders.
(a)    Legends. The Participant understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND SUCH LAWS OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S), AS SET FORTH IN A STOCK OPTION AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH FORFEITURE PROVISIONS, TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.
(b)    Stop-Transfer Notices. The Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
(c)    Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.
8.    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

9.    Interpretation. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under this Agreement.
10.    Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.
11.    Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.
12.    Further Instruments. The Participant hereby agrees to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement including, without limitation, the Investment Representation Statement in the form attached to the Option Agreement as Exhibit B.
13.    Delivery of Payment. The Participant herewith delivers to the Company the full Exercise Price for the Shares, as well as any applicable withholding tax. Payment of the Exercise Price shall be made in accordance with Section 5 of the Option Agreement.
14.    Entire Agreement. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan, the Option Agreement and the Investment Representation Statement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.

Accepted by:	Submitted by:

MOUNTAIN DIGITAL, INC.	PARTICIPANT

By:
Name:	Name:
Title:	Address:

EXHIBIT A-2
INVESTMENT REPRESENTATION STATEMENT

PARTICIPANT    :
COMPANY    :    MOUNTAIN DIGITAL, INC.
SECURITY    :    COMMON STOCK
AMOUNT    :
DATE    :

In connection with the purchase of the above-listed securities (the “Securities”) of Mountain Digital, Inc., a Delaware corporation (the “Company”), the undersigned (the “Participant”) represents to the Company the following:
(a)    The Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Participant is acquiring these Securities for investment for the Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).
(b)    The Participant acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Participant’s investment intent as expressed herein. The Participant further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Participant understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if the Participant’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. The Participant further acknowledges and understands that the Company is under no obligation to register the Securities. The Participant understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable securities laws or agreements.
(c)    The Participant is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Participant, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may under present law be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including, in the case of an affiliate: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker or in “riskless principal transactions” (as said terms are defined under the Exchange Act); (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three (3)-month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.
(d)    In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than six months, or, in the event the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, not less than one year, after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144 and the availability of certain public information about the Company (subject to certain exceptions); and, in the case of a sale of the Securities by an affiliate, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above or, in the case of a non-affiliate who subsequently holds the Securities less than one year, the satisfaction of the conditions set forth in sections (1) and (4) of the paragraph immediately above.
(e)    The Participant further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. The Participant understands that no assurances can be given that any such other registration exemption will be available in such event.
(f)    The Participant understands and acknowledges that the Company will rely upon the accuracy and truth of the foregoing representations and the Participant hereby consents to such reliance.

Signature of the Participant:

_______________________________________________
Name:

Date:     ,